UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

FISHER SCIENTIFIC INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

FISHER SCIENTIFIC INTERNATIONAL INC.
Liberty Lane
Hampton, New Hampshire 03842

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 6, 2005

To the Stockholders of Fisher Scientific International Inc.:
      NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Fisher Scientific International Inc. (the “Company”) will be held at the Sheraton Dover Hotel, 1570 North DuPont Highway, Dover, Delaware, on Friday, May 6, 2005 at 8:30 a.m., local time, for the following purposes:

1.	To elect five directors of the Company, four of whom will each serve a three-year term expiring in 2008 and one of whom will serve a two-year term expiring in 2007;

2.	To consider and vote upon a proposal to adopt the Fisher Scientific International Inc. 2005 Equity and Incentive Plan;

3.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the current fiscal year; and

4.	To transact any other business that may properly come before the meeting or any adjournments thereof.
      Holders of record of the Company’s common stock at the close of business on March 22, 2005, the “record date” for voting at the Annual Meeting, are entitled to notice of and to vote at the meeting or any adjournment thereof.

By Order of the Board of Directors,

/s/ Paul M. Meister

Paul M. Meister Vice Chairman of the Board
Hampton, New Hampshire
April 6, 2005
      YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FISHER SCIENTIFIC INTERNATIONAL INC.

ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING
      This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Fisher Scientific International Inc., a Delaware corporation (“Fisher” or the “Company”), for use at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Sheraton Dover Hotel, 1570 North DuPont Highway, Dover, Delaware, on Friday, May 6, 2005 at 8:30 a.m., local time, and at any adjournments thereof. This proxy statement and the related proxy card, together with the Company’s Annual Report to Stockholders for the year ended December 31, 2004, were first mailed by the Company on or about April 6, 2005 to stockholders of record as of March 22, 2005, the “record date” for voting at the Annual Meeting.
      All proxies in the enclosed form that are properly executed and returned to the Company will be voted at the Annual Meeting or any adjournments thereof in accordance with the specifications thereon, or, if no specification is made, will be voted FOR approval of the proposals and FOR election of each of the nominees for election as a director set forth in this proxy statement. A previously returned proxy may be revoked by any stockholder who attends the Annual Meeting and gives oral notice of his or her intention to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the Annual Meeting by delivering a written revocation or a duly executed proxy bearing a later date to the Secretary of the Company at Liberty Lane, Hampton, New Hampshire 03842.
      A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting except as specified on the proxy and except for matters proposed by a stockholder who notifies the Company not later than the close of business on the tenth day following the day on which the Notice of Annual Meeting of Stockholders was mailed by the Company. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.
      The Company has retained Innisfree M&A Incorporated to assist with the solicitation of proxies for a fee not to exceed $15,000, plus reimbursement for out-of-pocket expenses. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors and regular employees of Fisher, without additional remuneration, by personal interview, telephone, facsimile or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on March 22, 2005 and will provide customary reimbursement to such firms for the cost of forwarding these materials.
RECORD DATE, STOCK ENTITLED TO VOTE AND OUTSTANDING SHARES
      Holders of record of Fisher’s common stock at the close of business on March 22, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Fisher stockholders are entitled to one vote for each share of Fisher common stock that they owned on the record date, exercisable in person at the Annual Meeting, by telephone, through the Internet or by a properly executed and delivered proxy card. On the record date, there were a total of 119,939,100 shares of Fisher common stock outstanding and entitled to vote at the Annual Meeting. A complete list of stockholders entitled to notice of, and to vote at, the Annual Meeting will be available for examination by any of our stockholders at our headquarters, Liberty Lane, Hampton, New Hampshire 03842, for purposes pertaining to the Annual Meeting, during normal business hours for a period of 10 days prior to the Annual Meeting, and at the time and place of the Annual Meeting.
Quorum
      The holders of shares having a majority of the voting power of the common stock of Fisher issued and outstanding and entitled to vote at the Annual Meeting must be present or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. All shares of Fisher common stock represented at the Annual Meeting, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters for consideration at the Annual Meeting.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND DIRECTORS
AND EXECUTIVE OFFICERS
      The following table sets forth, as of March 22, 2005, certain information concerning the beneficial ownership of Fisher common stock of (1) persons known to the Company to be beneficial owners of more than 5% of Fisher common stock and (2) each nominee, director, named executive officer and all current directors and executive officers as a group.

			Percent of
	Shares of		Common
Name of Beneficial Owner	Common Stock		Stock

FMR Corp.	15,075,768	(1)	12.57%
Massachusetts Financial Services Company	7,625,200	(1)	6.36%
Ariel Capital Management, LLC	6,279,147	(1)	5.24%
Paul M. Montrone	3,356,568	(2)	2.75%
Paul M. Meister	2,209,388	(3)	1.82%
David T. Della Penta	741,037	(4)	*
Kevin P. Clark	512,123	(5)	*
Todd M. DuChene	230,000	(6)	*
Scott M. Sperling	23,843	(7)	*
Frank H. Jellinek, Jr.	488,154	(8)	*
W. Clayton Stephens	6,666	(9)	*
Michael D. Dingman	6,666	(10)	*
Charles A. Sanders	6,666	(11)	*
Richard W. Vieser	124,140	(12)	*
Christopher L. Doerr	55,539	(13)	*
Simon B. Rich	0	(14)	*
Rosanne F. Coppola	0	(15)	*
Bruce L. Koepfgen	0	(16)	*
All current directors and executive officers as a group (12 individuals)	7,530,790	(17)	6.0%

*	Less than 1%.

(1)	The information presented is based on ownership reports filed with the SEC. The mailing address of FMR Corp. is: 82 Devonshire Street, Boston, Massachusetts 02109. The mailing address of Massachusetts Financial Services Company is: 500 Boylston Street, Boston, Massachusetts 02116. The mailing address of Ariel Capital Management, LLC is: 200 East Randolph Drive, Suite 2900, Chicago, IL 60601.

(2)	The amount shown includes 2,286,929 shares issuable upon exercise of options within 60 days of March 22, 2005; 275,000 shares owned directly by Mr. Montrone; 362,500 shares held in the Fisher Scientific International Inc. Executive Retirement and Savings Program Trust (the “Savings Trust”); 294,243 shares held in a rabbi trust established under an agreement dated as of January 21, 1998 (the “Rabbi Trust”); and 137,896 shares held in a rabbi trust established under an agreement dated as of March 30, 2001 (“Rabbi Trust II”). The address for Mr. Montrone is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(3)	The amount shown includes 1,542,282 shares issuable upon exercise of options within 60 days of March 22, 2005; 175,000 shares owned directly by Mr. Meister; 271,500 shares held in the Savings Trust; 163,149 shares held in the Rabbi Trust; and 57,457 shares held in Rabbi Trust II. The address for Mr. Meister is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(4)	The amount shown includes 666,650 shares issuable upon exercise of options within 60 days of March 22, 2005; and 74,387 shares held in Rabbi Trust II. The address for Mr. Della Penta is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(5)	The amount shown includes 479,841 shares issuable upon exercise of options within 60 days of March 22, 2005; 7,785 shares held directly by Mr. Clark; 3,812 shares held in the Rabbi Trust; and 20,685 shares held in Rabbi Trust II. The address for Mr. Clark is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(6)	The amount shown reflects 230,000 shares issuable upon exercise of options within 60 days of March 22, 2005. The address for Mr. DuChene is c/o Fisher, Liberty Lane, Hampton, NH 03842.

(7)	The amount shown reflects 23,843 shares owned directly by Mr. Sperling. The address for Mr. Sperling is c/o Thomas H. Lee Partners, L.P., 100 Federal Street, 35th Floor, Boston, Massachusetts 02109.

(8)	The amount shown reflects 400,172 shares issuable upon exercise of options within 60 days of March 22, 2005; 87,132 shares held directly by Mr. Jellinek; and 850 shares held indirectly. The address for Mr. Jellinek is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(9)	The amount shown reflects 6,666 shares issuable upon exercise of options within 60 days of March 22, 2005. The address for Mr. Stephens is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(10)	The amount shown reflects 6,666 shares issuable upon exercise of options within 60 days of March 22, 2005. The address for Mr. Dingman is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(11)	The amount shown reflects 6,666 shares issuable upon exercise of options within 60 days of March 22, 2005. The address for Dr. Sanders is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(12)	The amount shown reflects 68,765 shares issuable upon exercise of options within 60 days of March 22, 2005; 52,575 shares held directly by Mr. Vieser; and 2,800 shares held indirectly. The address for Mr. Vieser is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(13)	The amount shown reflects 52,011 shares issuable upon exercise of options within 60 days of March 22, 2005; and 3,528 shares held directly by Mr. Doerr. The address for Mr. Doerr is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(14)	The address for Mr. Rich is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(15)	The address for Ms. Coppola is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(16)	The address for Mr. Koepfgen is c/o Fisher, Liberty Lane, Hampton, New Hampshire 03842.

(17)	The amount shown reflects 5,516,648 shares issuable upon exercise of options within 60 days of March 22, 2005; 624,863 shares held directly; 637,650 shares held indirectly; 461,204 shares in the Rabbi Trust; and 290,425 shares held in Rabbi Trust II.
NOMINATION AND ELECTION OF DIRECTORS
      Five directors are to be elected at the Annual Meeting. The board of directors of Fisher consists of Paul M. Montrone (Chairman), Paul M. Meister (Vice Chairman), Michael D. Dingman, Christopher L. Doerr, Frank H. Jellinek, Jr., Simon B. Rich, Charles A. Sanders, M.D., Scott M. Sperling, W. Clayton Stephens and Richard W. Vieser. Messrs. Montrone and Dingman became members of the board of directors in September 1991; Messrs. Meister and Sperling became members of the board of directors in January 1998; Mr. Stephens became a member of the board of directors in November 2002; Dr. Sanders became a member of the board of directors in May 2003; and each of Messrs. Jellinek, Doerr, Rich and Vieser became members of the board of directors in August 2004, after Fisher completed its merger with Apogent Technologies Inc. (“Apogent”). Mr. Doerr has indicated that he will not stand for re-election at the Annual Meeting. The Company and the board of directors thank Mr. Doerr for his valued service to the Company and the board of directors.
      The Amended and Restated Certificate of Incorporation of Fisher, as amended, which is referred to as the certificate of incorporation, and the bylaws of Fisher provide that the board of directors shall be divided into three classes and shall consist of not less than three nor more than 15 members. Upon recommendation of the Nominating and Corporate Governance Committee, the board of directors has nominated for election as directors at the Annual Meeting Ms. Coppola and Messrs. Koepfgen, Meister, Stephens and Vieser. Messrs. Meister, Stephens and Vieser are currently members of the board of directors whose terms expire at the Annual Meeting. If elected, Ms. Coppola and Messrs. Koepfgen, Meister and Stephens will each serve a three-year term expiring in 2008 and Mr. Vieser will serve a two-year term expiring in 2007. Management does not contemplate that the nominees will be unable to stand for election at the Annual Meeting, but in that event, in place of such nominee, proxies solicited hereby will be voted for the election of such other person as may be recommended by the board of directors upon recommendation of the Nominating and Corporate Governance Committee.
      The affirmative vote of a plurality of the votes cast is required to elect a director. Abstentions from voting on this proposal (including broker non-votes) will have no effect on the outcome of the vote, as these votes are not considered to be votes cast under the Company’s bylaws or under the laws of the state of Delaware, the Company’s state of incorporation.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR ELECTION AS DIRECTORS.
      Information about the nominees for election as directors and incumbent directors, including biographical and employment information, is set forth below.
NOMINEES FOR ELECTION AS DIRECTORS
      Rosanne F. Coppola, 54, for a term expiring in 2008. Ms. Coppola served as Divisional Executive, Global Loans of Citicorp from 1994 until her retirement in 1998 and Business Head, Institutional Recovery Management from 1990 to 1994. Ms. Coppola was also Business Head, Leveraged Capital Division from 1985 to 1990 and Senior Transactor from 1978 to 1985 of Citicorp Industrial Credit, Inc. Ms. Coppola is a director of M & F Worldwide Corp.
      Bruce L. Koepfgen, 52, for a term expiring in 2008. Mr. Koepfgen has been CEO, Oppenheimer Capital since May 2003. From 1999 to 2003, Mr. Koepfgen was a private investor and President of Koepfgen Company LLC, a management consulting firm. Prior to 1999, Mr. Koepfgen spent 23 years with Salomon Brothers Inc. (15 years as Managing Director) in a number of executive positions. At the time of his departure, he was Co-Head of Fixed Income Sales and managed its Chicago office. He was also Chairman of Salomon Analytics, a company established to develop sophisticated fixed income analytic tools for institutional investors.
      Paul M. Meister, 52, for a term expiring in 2008. Mr. Meister has served Fisher as an executive officer since 1991 and a director since 1998. Mr. Meister has been Vice Chairman of the Board since March 1998. Mr. Meister also served as Executive Vice President and Chief Financial Officer of Fisher from March 1998 to February 2001 and was Senior Vice President and Chief Financial Officer of Fisher from 1991 to March 1998. Mr. Meister is a director of LKQ Corporation, M & F Worldwide Corp. and National Waterworks, Inc.
      W. Clayton Stephens, 63, for a term expiring in 2008. Mr. Stephens founded Warren Capital Corporation in 1984 and has served as a director and President of the firm since that time. Mr. Stephens is a member of the Advisory Board of Sonoma National Bank.

      Richard W. Vieser, 77, for a term expiring in 2007. Mr. Vieser served as Chairman of the Board, President and CEO of Lear Siegler, Inc., FL Industries, Inc. and FL Aerospace until his retirement in 1989. Mr. Vieser serves as Chairman Emeritus of Varian Medical Systems, Inc. and is a director of Viasystems Group, Inc.
INCUMBENT DIRECTORS
      Paul M. Montrone, 63, term expires in 2006. Mr. Montrone has served Fisher as an executive officer and director since 1991. Mr. Montrone has been Chairman of the Board of Fisher since March 1998 and the Chief Executive Officer of Fisher since 1991. Mr. Montrone also served as President and a director from 1991 to 1998.
      Simon B. Rich, 60, term expires in 2006. Mr. Rich served as Chairman of Louis Dreyfus Natural Gas Corp. (now Dominion Exploration & Production, Inc.) from 1996 until his retirement in 2001 and President and Chief Executive Officer from 1993 to 1996. He served as Chief Executive Officer and Executive Vice President of Louis Dreyfus Holding Company from 1998 to 2000 and from 1986 to 1990, respectively.
      Scott M. Sperling, 47, term expires in 2006. Mr. Sperling has been employed by Thomas H. Lee Partners, L.P. and its predecessor, Thomas H. Lee Company, since 1994. Mr. Sperling currently serves as co-president of Thomas H. Lee Partners, L.P. Mr. Sperling is a director of Houghton Mifflin Co., ProSiebenSat.1 Media AG, Vertis, Inc., Warner Music Group Corp., Warner Music Group Inc. and Wyndham International Inc.
      Michael D. Dingman, 73, term expires in 2007. Mr. Dingman has been President of Shipston Group Ltd. (international investments) since 1994. Mr. Dingman was Chairman of the Board of Fisher from 1991 to 1998.
      Charles A. Sanders, M.D., 73, term expires in 2007. Dr. Sanders has served as Chairman of the Foundation for National Institutes of Health since 1997. Dr. Sanders served as Chief Executive Officer of Glaxo Inc. from 1989 to 1994 and was Chairman of the Board from 1992 to 1995. Dr. Sanders is a director of BioPure Corp., Cephalon Inc., Genentech Inc., Trimeris Inc. and Vertex Pharmaceuticals.
      Frank H. Jellinek, Jr., 59, term expires in 2007. Mr. Jellinek has served Fisher as Chairman Emeritus since August 2004. Mr. Jellinek served as President, Chief Executive Officer and a director of Apogent Technologies Inc. (“Apogent”) from December 2000 to August 2004, when it was acquired by Fisher. He served as President and Chief Executive Officer of Apogent’s subsidiary, Sybron Laboratory Products Corporation, from May 1998 to December 2000. He served as President of Apogent’s subsidiary, Erie Scientific Company, from 1972 to 1998.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934 requires Fisher’s directors and executive officers, and persons who own more than 10% of a registered class of Fisher’s equity securities, collectively referred to as Section 16 reporting persons, to file with the Securities and Exchange Commission, which is referred to as the SEC, and the New York Stock Exchange, which is referred to as the NYSE, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Fisher as well as stock option grants, exercises and repricings and derivative securities transactions. Section 16 reporting persons are required by SEC regulations to furnish Fisher with copies of all Section 16(a) forms they file. All such Section 16(a) forms may be accessed via a link from Fisher’s Web site: www.fisherscientific.com.
      To Fisher’s knowledge, based solely on a review of the copies of such reports furnished to Fisher and on certain written representations from Fisher’s directors and executive officers that no other reports were required to be filed by them, during the fiscal year ended December 31, 2004, the Section 16 reporting persons complied with all Section 16(a) filing requirements applicable to them.
BOARD OF DIRECTORS, COMMITTEE MEETINGS AND EXECUTIVE SESSIONS
      The board of directors met seven times during 2004. Each of the members of the board of directors attended at least 75% of the meetings of the board of directors and the committees of the board of directors on which he served. The board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. During 2004, the Audit Committee met

nine times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met two times. In addition, executive officers routinely communicate on an informal basis with members of the board of directors and committee members. All members of the committees of the board of directors, a majority of the board of directors and all director nominees are independent within the meaning of the currently effective NYSE rules. The board of directors has affirmatively determined that neither Ms. Coppola nor any of Messrs. Dingman, Doerr, Koepfgen, Rich, Sanders, Sperling, Stephens and Vieser has any material relationship with Fisher, either directly or as partner, stockholder or officer of an organization that has a relationship with Fisher. The board of directors does not consider the relationship described below under “Certain Relationships and Related Transactions” to constitute a material relationship with regard to Mr. Doerr because this relationship is not material.
Audit Committee
      The Audit Committee of the board of directors consists of Messrs. Stephens and Vieser and Dr. Sanders, with Mr. Stephens serving as Chairman. Each member of the Audit Committee is “independent” within the meaning of the currently effective NYSE rules and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.
      The Audit Committee Charter contains the Audit Committee’s mandate, membership requirements and duties and obligations and is posted on Fisher’s Web site: www.fisherscientific.com. Additionally, copies of the Charter are available in print to any stockholder of Fisher who requests a copy by submitting such request to Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842. The Audit Committee Charter complies with the requirements established by the Sarbanes-Oxley Act of 2002, which is referred to as the Sarbanes-Oxley Act, and the NYSE rules. The Audit Committee will review the Audit Committee Charter annually and, if appropriate, recommend revisions to the board of directors. Under the Audit Committee Charter, the Audit Committee is responsible for, among other tasks, the appointment, compensation, retention and oversight of Fisher’s independent registered public accounting firm, reviewing with management and the independent registered public accounting firm Fisher’s operating results and resolving any disagreements between management and the independent registered public accounting firm, establishing procedures to handle complaints regarding Fisher or its accounting, considering the adequacy of the internal accounting and control procedures of Fisher, authorizing in advance the audit and non-audit services to be performed by the independent registered public accounting firm and performing an annual performance self-evaluation of the Audit Committee. Dr. Sanders serves on the audit committees of more than three public companies, including Fisher. The board of directors has affirmatively determined that Dr. Sanders can effectively serve on Fisher’s Audit Committee notwithstanding his service on more than three other public companies’ audit committees. The board of directors has designated Messrs. Stephens and Vieser and Dr. Sanders as “audit committee financial experts” and has determined that they possess “accounting or related financial management expertise,” as defined in the regulations promulgated by the SEC pursuant to the Sarbanes-Oxley Act and the NYSE rules.
Compensation Committee
      The Compensation Committee of the board of directors consists of Messrs. Dingman, Sperling and Stephens, with Mr. Dingman serving as Chairman. The Compensation Committee Charter contains the Compensation Committee’s purpose, membership requirements and duties and responsibilities and is posted on Fisher’s Web site: www.fisherscientific.com. The Compensation Committee will review the Compensation Committee Charter annually and, if appropriate, recommend revisions to the board of directors. Each member of the Compensation Committee is “independent” within the meaning of the currently effective NYSE rules. The Compensation Committee is responsible for the review and recommendation of compensation arrangements for executive officers, the approval of such arrangements for other senior level employees and the administration of certain benefit and compensation plans of Fisher and its subsidiaries.
Nominating and Corporate Governance Committee
      The Nominating and Corporate Governance Committee of the board of directors consists of Messrs. Dingman and Sperling and Dr. Sanders, with Mr. Dingman serving as Chairman. The Nominating and

Corporate Governance Committee Charter contains the Nominating and Corporate Governance Committee’s purpose, membership requirements and duties and responsibilities and is posted on Fisher’s Web site: www.fisherscientific.com. The Nominating and Corporate Governance Committee will review the Nominating and Corporate Governance Committee Charter annually and, if appropriate, recommend revisions to the board of directors. Each member of the Nominating and Corporate Governance Committee is “independent” within the meaning of the currently effective NYSE rules. The Nominating and Corporate Governance Committee is responsible for recommending the appropriate criteria for the selection of new directors, identifying and recommending candidates qualified and suitable to become members of the board of directors, overseeing the evaluations of the board of directors and management, overseeing a set of corporate governance guidelines of the Company, reviewing and reassessing the adequacy of such guidelines at least annually and developing and recommending changes to such principles.
      In identifying and evaluating candidates for election as directors, the Nominating and Corporate Governance Committee identifies and selects candidates who can make significant contributions to Fisher’s board of directors and advance the interests of Fisher and its stockholders. In addition to the applicable requirements of law and the NYSE, when considering candidates, the Nominating and Corporate Governance Committee takes into consideration each candidate’s business knowledge and experience, integrity and professionalism, sound judgment, willingness to devote the required time to board of directors and committee duties and commitment to building sound, long-term growth. The Nominating and Corporate Governance Committee strives to include members with skills and characteristics that taken together will assure a strong, effective board of directors. This evaluation process would be the same as that used for candidates for election as directors recommended by stockholders. Neither the board of directors nor the Nominating and Corporate Governance Committee has employed any third party to identify or assist it in identifying or evaluating potential candidates for election as directors, although it may choose to do so in the future if it deems it necessary or desirable.
      Ms. Coppola and Messrs. Koepfgen, Meister, Stephens and Vieser were nominated respectively by Messrs. Dingman and Sperling and Dr. Sanders. The Nominating and Corporate Governance Committee will consider candidates for election as directors recommended by stockholders, and Fisher’s policy is to consider all recommendations meeting the criteria set out in the bylaws of Fisher.
      The bylaws of Fisher prescribe an advance notice procedure with regard to the nomination, other than by or at the direction of the board of directors or a committee thereof, of candidates for election as directors. The nomination procedure requires that a stockholder give prior written notice, in proper form, of a planned nomination to the Secretary of Fisher. The requirements as to the form and timing of that notice are specified in the bylaws. Fisher’s bylaws provide that any stockholder of record wishing to nominate candidates for election as directors must provide written notice of such proposal and appropriate supporting documentation, as set forth in the bylaws, to Fisher at its principal executive office, not less than 30 days nor more than 60 days prior to the meeting. In the event, however, that less than 40 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If the inspectors of election determine that a person was not nominated in accordance with the nomination procedure, such person will not be eligible for election as a director. Stockholder recommendations may be sent to the Nominating and Corporate Governance Committee, c/o Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.
      Fisher has not received any recommendation for candidates for election as directors from a stockholder (or group of stockholders) who has beneficially owned greater than five percent of Fisher’s common stock for at least one year as of the time of such nomination.
Executive Sessions
      The independent non-employee directors of Fisher, currently Messrs. Dingman, Doerr, Rich, Sperling, Stephens and Vieser and Dr. Sanders, have met and intend in the future to meet at regularly scheduled executive sessions without the presence or participation of management. At these executive sessions, the presiding director is rotated annually among the non-employee directors serving as chairpersons of each of the committees of the board of directors. Mr. Dingman is currently the presiding director. Communications to the non-employee directors may be sent to Non-Employee Directors c/o Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842 or to any member of the board of directors directly at the same address.
Code of Business Conduct
      Fisher has adopted corporate governance guidelines and a code of business conduct, which apply to Fisher’s principal executive officer, principal financial officer and principal accounting officer, as well as to all directors, officers and employees. Fisher’s corporate governance guidelines and its code of business conduct are both posted on Fisher’s Web site: www.fisherscientific.com. On March 15, 2005, Fisher amended its code of business conduct to provide that it will not discriminate on the basis of sexual orientation. Additionally, copies of each document are available in print to any stockholder of Fisher who requests a copy by submitting such request to Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842. Fisher intends to satisfy any disclosure requirements regarding amendments to, or waivers from, any provision of its code of conduct by posting such information on Fisher’s Web site at www.fisherscientific.com.
STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS
      The board of directors of Fisher provides stockholders with the ability to send communications to the board of directors, and stockholders may do so at their convenience. In particular, stockholders may send their communications to the Board of Directors, c/o Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842. All communications received by the Secretary are relayed to the board of directors. Members of the board of directors are not required to attend the Annual Meeting. Mr. Meister attended the 2004 Annual Meeting.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
      In 2004, none of the members of the Compensation Committee of the board of directors was at any time during or prior to fiscal year 2004 an officer or employee of Fisher or any of its subsidiaries. In 2004, none of Fisher’s executive officers served as a member of a compensation committee or as a director of any entity of which any of Fisher’s directors served as an executive officer.
REPORT OF THE AUDIT COMMITTEE
      The Audit Committee has, among other activities (a) reviewed and discussed with management Fisher’s audited annual financial statements for the fiscal year ended December 31, 2004 and interim quarterly results, (b) discussed with Deloitte & Touche LLP, Fisher’s independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (United States) Statement on Auditing Standards (“SAS”) No. 61 (“Communications with Audit Committees”) as amended by SAS 89 and SAS 90, and Rule 2-07 of Regulation S-X, and (c) considered the independence of Deloitte & Touche LLP, by having discussions with representatives of Deloitte & Touche LLP and reviewing a letter from them including disclosures required by the Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”). On the basis of the foregoing, the Audit Committee has recommended to the board of directors that Fisher’s audited financial statements for the fiscal year ended December 31, 2004 be included in Fisher’s Annual Report on Form 10-K for the year ended December 31, 2004.

The Audit Committee
of the Board of Directors,

W. Clayton Stephens, Chairman
Charles A. Sanders, M.D.
Richard W. Vieser

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS
Compensation of Directors
      The non-employee directors of Fisher are entitled to receive cash compensation and compensation pursuant to the plans described below.
Cash Compensation
      Directors receive compensation of $40,000 annually. Committee Chairmen receive an additional $10,000 annually. Directors receive no additional fees for attendance at board of directors or committee meetings. All directors are reimbursed for expenses incurred in attending board of directors and committee meetings. Pursuant to the Deferred Compensation Plan for Non-Employee Directors of Fisher, eligible directors may elect, generally prior to the commencement of any calendar year, to have all or any portion of the director’s compensation for such calendar year credited to a deferred compensation account. Amounts credited to the director’s account will accrue interest based upon the average quoted rate for 10-year U.S. Treasury Notes. Deferred amounts will be paid in a lump sum or in installments commencing on the first business day of the calendar year following the year in which the director ceases to serve on the board of directors or of a later calendar year specified by the director.
Retirement Plan for Non-Employee Directors
      Pursuant to the Retirement Plan for Non-Employee Directors of Fisher Scientific International Inc., a director who retires from the board of directors with at least five years of service is eligible to receive an annual retirement benefit for the remainder of the director’s lifetime. The annual retirement benefit for a director who retires with five years of service is equal to 50% of the director’s fee in effect at the date of the director’s retirement. For directors with more than five years of service, the annual benefit is increased by 10% of the director’s fee in effect at the date of the director’s retirement for each additional year of service, up to 100% of such fee for 10 or more years of service as a director.
Stock Option Awards
      Pursuant to the Fisher Scientific International Inc. 2003 Equity and Incentive Plan (the “2003 Plan”), each non-employee director is awarded an option to purchase 10,000 shares of Fisher common stock on an annual basis. The stock option awards have an exercise price equal to the fair market value of Fisher’s common stock on the day of the award.

Compensation of Executive Officers
Summary Compensation Table
      The following table summarizes the compensation paid to the Chief Executive Officer and each of Fisher’s four other most highly compensated executive officers, referred to as the named executives, for services in all capacities to Fisher and its subsidiaries during or with respect to 2002, 2003 and 2004:

		Annual Compensation(1)				Long Term Compensation

						Securities
					Other Annual	Underlying	All Other
		Salary		Bonus	Compensation	Options	Compensation
Name and Principal Position	Year	($)		($)	($)	(#)	($)(2)

Paul M. Montrone	2004	1,100,000	(3)	1,862,500	100,578 (4)	0	76,240
Chairman and	2003	840,000		1,260,000	139,869 (4)	900,000	67,036
Chief Executive Officer	2002	815,000		1,100,000	166,006	0	57,600
Paul M. Meister	2004	620,000		1,030,000	—	0	182,096
Vice Chairman	2003	620,000		930,000	—	600,000	167,967
	2002	600,000		810,000	—	0	187,827
David T. Della Penta	2004	605,000		1,007,500	—	0	52,578
President and	2003	605,000		907,500	—	500,000	48,156
Chief Operating Officer	2002	585,000		790,000	—	0	74,351
Kevin P. Clark	2004	325,000	(5)	487,500	—	0	25,986
Vice President and	2003	325,000		487,500	—	290,000	20,431
Chief Financial Officer	2002	280,000		283,500	—	0	17,990
Todd M. DuChene(6)	2004	341,250		737,500	—	0	29,529
Sr. Vice President, Corporate	2003	315,000		390,000	—	180,000	21,316
Development; Chief Legal Officer; and Secretary	2002	300,000		304,000	—	0	18,533

(1)	Includes amounts deferred by each named executive under Fisher’s Savings and Profit Sharing Plan and Executive Retirement and Savings Program.

(2)	Amounts listed in this column for 2004 reflect Fisher’s matching contributions to Fisher’s Savings and Profit Sharing Plan and the Executive Retirement and Savings Program. In past years, prior to adoption of the Sarbanes-Oxley Act, amounts included amounts attributable to the value of provisions for supplemental split-dollar life insurance paid by Fisher. Fisher ceased any payments for split-dollar life insurance following the adoption of the Sarbanes-Oxley Act. For 2004, amounts attributable to Fisher’s matching contributions under the Fisher Savings and Profit Sharing Plan and the Executive Retirement and Savings Program are as follows: Mr. Montrone $76,240; Mr. Meister $53,880; Mr. Della Penta $52,578; Mr. Clark $25,986; and Mr. DuChene $29,529. With respect to Mr. Meister, the amounts in this column also reflect the difference between the actual interest accrued and 120% of the long-term Applicable Federal Rate on the principal value of Mr. Meister’s right, which he exercised on January 1, 1999, to put back to Fisher for $5 million options to purchase 258,332 shares of Fisher common stock pursuant to his employment agreement. These amounts include $109,809 in 2002, $118,656 in 2003 and $128,216 in 2004.

(3)	$100,000 of this amount was deferred until such time as Mr. Montrone is no longer subject to Section 162(m) of the Code.

(4)	For Mr. Montrone, in 2004 this amount includes $48,062 for professional fees related to legal, tax and estate planning services and $52,516 for fees related to personal security, personal travel and club membership dues. In 2003, this amount includes $77,674 for professional fees related to legal, tax and estate planning services and $62,195 for fees related to personal accounting services, personal travel and club membership dues.

(5)	Mr. Clark’s base salary was increased to $375,000 effective January 1, 2005.

(6)	Mr. DuChene resigned from his positions as Senior Vice President, Corporate Development; Chief Legal Officer; and Secretary on March 4, 2005.

Option Grants in Last Fiscal Year
      There were no stock options granted by the Company to the Named Executives during 2004.
Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values
      The following table sets forth information for each named executive with regard to shares acquired on the exercise of options, the aggregate stock options held on December 31, 2004, and the value of in-the-money stock options held as of December 31, 2004:

			Number of Securities
			Underlying	Value of Unexercised
			Unexercised Options at	In-the-Money Options at
	Shares		December 31, 2004	December 31, 2004
	Acquired	Value	Exercisable/	Exercisable/
	On Exercise	Realized	Unexercisable	Unexercisable
Name	(#)	($)(1)	(#)	(2)($)

Paul M. Montrone	600,000	28,685,270	2,136,944/300,015	83,208,555/10,194,510
Paul M. Meister	60,000	2,790,322	1,502,292/200,010	62,951,390/6,796,340
David T. Della Penta	325,000	12,069,756	633,325/166,675	19,527,884/5,663,617
Kevin P. Clark	0	0	445,589/100,005	15,102,841/3,398,170
Todd M. DuChene	60,000	2,036,027	176,664/53,336	4,838,043/1,812,357

(1)	Excess of the value of the underlying securities at the time of exercise over the exercise price.

(2)	Excess of the value of the underlying securities at December 31, 2004 of $62.38 over the exercise price.
Employment Agreements with Named Executives
      Fisher has employment agreements with each of Mr. Montrone and Mr. Meister, which were amended and restated effective as of January 1, 2004 in order to reflect the termination of provisions for supplemental split dollar life insurance paid by Fisher following the adoption of the Sarbanes-Oxley Act. Each agreement has an initial term of three years. The agreements will thereafter be extended for successive one-year periods, unless either party timely elects not to have the term extended. During the terms of the agreements, Mr. Montrone and Mr. Meister will serve in their respective positions and may also (a) serve on corporate, civic, charitable, governmental or religious boards or committees; (b) manage or participate in activities of Latona Associates Inc. or other entities; (c) deliver lectures, fulfill speaking engagements or teach at educational institutions; (d) participate in political activities and fundraising; and (e) manage personal investments, so long as such activities do not significantly interfere with the performance of his responsibilities. Mr. Montrone’s annual base salary will be at least $1,100,000. The amount of salary in excess of $1 million will be deferred to preserve the Company’s ability to claim a federal income tax deduction for such amount. Mr. Meister’s annual base salary will be $620,000. Mr. Montrone will have an annual bonus opportunity of 125% of his annual base salary and Mr. Meister will have an annual bonus opportunity of 100% (increased to 125% with respect to years following 2004) of his annual base salary, in each case, contingent upon the achievement of performance objectives established by the Compensation Committee. The amended and restated agreements also provide Messrs. Montrone and Meister with retirement benefits that are described under the section of this Proxy Statement entitled “Retirement Program.”
      Under the terms of the amended and restated agreement with Mr. Montrone, if Mr. Montrone’s employment is terminated with Fisher for any reason (other than for cause or disability), Mr. Montrone, or his estate upon his death, is entitled to receive all of the following benefits: (a) accrued but unpaid salary up to the date of termination of employment; (b) pro-rata target bonus opportunity for the year in which termination occurs; (c) any previously deferred compensation; (d) subject to his remaining reasonably available to assist Fisher in the transition of his duties and responsibilities, an amount equal to three times the sum of his annual base salary and target bonus payable in 36 equal monthly installments; (e) credit for an additional three years of service for the purpose of calculating his supplemental retirement benefits; and (f) three years of continued fringe, personal perquisites and other benefits provided to Mr. Montrone during his employment. Under the terms of the amended and restated agreement with Mr. Meister, if Mr. Meister’s employment is terminated by Fisher for any reason (other than for cause or disability), or if Mr. Meister terminates his employment for “Good Reason,” Mr. Meister, or his estate upon his death, is entitled to all of the benefits mentioned in clauses (a) through (f) above.
      Under the terms of his amended and restated agreement, Mr. Montrone may “put” all, but not less than all, of the 258,333 Executive Performance Options granted to him pursuant to the Fisher Scientific International Inc. 1998 Equity and Incentive Plan (the “1998 Plan”) back to Fisher in exchange for $5 million. These options are fully vested and have an exercise price of $28.80. If the put is exercised, Fisher will be obligated to pay the purchase price on the later of the date which is one year and two business days following exercise or the date the executive is no longer a “covered employee” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Interest on the amount owed to the executive shall accrue at the prime rate from the date of exercise until paid concurrently with the $5 million payment. Mr. Meister exercised a similar “put” option during 1999, so that the put price with interest payable to Mr. Meister was $7,959,678 as of December 31, 2004.
      Fisher also has an amended and restated employment agreement with Mr. Della Penta. Mr. Della Penta’s agreement provides for a three-year evergreen term, annual base salary of not less than $450,000 (currently $605,000) and a bonus target of 100% (increased to 125% with respect to years following 2004) of base salary. Under the terms of Mr. Della Penta’s agreement, if Fisher terminates Mr. Della Penta’s employment (other than for cause, death or disability) or if Mr. Della Penta terminates his employment with Fisher for “Good Reason,” Mr. Della Penta will be entitled to (a) base salary (less any interim earnings) for the two-year period following such termination of employment; (b) medical coverage for the two year period following such termination of employment; and (c) expense reimbursement of up to $50,000 for outplacement services.
      Mr. DuChene resigned his positions as Senior Vice President, Corporate Development; Chief Legal Officer and Secretary of Fisher effective March 4, 2005. Fisher entered into a separation agreement with Mr. DuChene on March 9, 2005 that provides that Mr. DuChene will perform duties consistent with his former position as requested by the Vice Chairman of Fisher until August 31, 2005. Mr. DuChene will also provide consulting services for Fisher for six months following his termination of employment in exchange for compensation equal to $175,000. The agreement also provides that, in connection with Mr. DuChene’s termination of employment, Fisher will provide Mr. DuChene with (i) a lump sum cash payment equal to $1,650,000; (ii) two years of continued medical, dental and vision benefits for him and his dependents; (iii) a lump sum distribution of his vested account balances under Fisher’s Supplemental Savings Plan and Executive Retirement and Savings Program (reflecting credit for two additional years of service for purposes of vesting and calculation of his benefit); and (iv) retiree medical benefits in accordance with Fisher’s retiree medical insurance program as in effect from time to time. Under the terms of Mr. DuChene’s agreement, Mr. DuChene’s outstanding Company stock options will vest and remain exercisable until the earlier of November 30, 2005 or the expiration of the original term of each such option (and any stock subject to such options shall be freely transferable).
Retirement Program
      Named executive officers participate in the defined benefit program under the Executive Retirement and Savings Program (a non-qualified supplemental benefit plan), referred to as the supplemental plan, pursuant to which retirement benefits are provided to certain executive officers and other eligible key management employees who are designated by the Compensation Committee.

      The following table shows the total estimated annual benefits payable under the supplemental plan in the form of a straight life annuity to hypothetical participants upon retirement at normal retirement age, with respect to the compensation and years-of-service categories indicated in the table:

	Pension Plan Table
Annual
Recognized	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years	45 Years
Compensation	of Service	of Service	of Service	of Service	of Service	of Service	of Service	of Service

$100,000	$15,000	$22,500	$30,000	$37,500	$45,000	$52,500	$60,000	$67,500
200,000	30,000	45,000	60,000	75,000	90,000	105,000	120,000	135,000
400,000	60,000	90,000	120,000	150,000	180,000	210,000	240,000	270,000
600,000	90,000	135,000	180,000	225,000	270,000	315,000	360,000	405,000
800,000	120,000	180,000	240,000	300,000	360,000	420,000	480,000	540,000
1,000,000	150,000	225,000	300,000	375,000	450,000	525,000	600,000	675,000
1,200,000	180,000	270,000	360,000	450,000	540,000	630,000	720,000	810,000
1,400,000	210,000	315,000	420,000	525,000	630,000	735,000	840,000	945,000
1,600,000	240,000	360,000	480,000	600,000	720,000	840,000	960,000	1,080,000
1,800,000	270,000	405,000	540,000	675,000	810,000	945,000	1,080,000	1,215,000
2,000,000	300,000	450,000	600,000	750,000	900,000	1,050,000	1,200,000	1,350,000
2,200,000	330,000	495,000	660,000	825,000	990,000	1,155,000	1,320,000	1,485,000
2,400,000	360,000	540,000	720,000	900,000	1,080,000	1,260,000	1,440,000	1,620,000
2,600,000	390,000	585,000	780,000	975,000	1,170,000	1,365,000	1,560,000	1,755,000
2,800,000	420,000	630,000	840,000	1,050,000	1,260,000	1,470,000	1,680,000	1,890,000
      The years of service recognized under the supplemental plan generally include all service with Fisher and its predecessors. The credited years of service as of December 31, 2004 under the supplemental plan for each of the named executives are as follows: Mr. Montrone, 37 years; Mr. Meister, 24 years; Mr. Della Penta, seven years; Mr. Clark, nine years; and Mr. DuChene, eight years. Compensation recognized under the supplemental plan generally includes a participant’s base salary and annual bonus compensation (including any amounts deferred). Retirement benefits are calculated based upon the average of a participant’s recognized compensation for any five years (three in the case of Messrs. Montrone and Meister) out of the final 10 consecutive years of credited service that produce the highest average and are not subject to offset or reduction for social security benefits at a rate of one and one-half percent of a participant’s final annual recognized compensation per year of credited service. Pursuant to their employment agreements, the retirement benefit payable to each of Messrs. Montrone and Meister under the supplemental plan at normal retirement is equal to not less than 65% of his final average compensation and the retirement benefit payable to Mr. Della Penta is at least 28% of his final average compensation. Under this formula, the average recognized compensation under the supplemental plan for each of the named executives as of December 31, 2004 was: Mr. Montrone, $2,637,500; Mr. Meister, $1,536,667; Mr. Della Penta, $1,350,383; and Mr. Clark, $631,917. Under the terms of Mr. DuChene’s separation agreement, Mr. DuChene will receive a lump sum cash payment of $1,100,000 in full satisfaction of his retirement benefit under the supplemental plan.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      Fisher’s compensation program is administered by the Compensation Committee of the board of directors, which has responsibility for reviewing all aspects of compensation paid by Fisher to its executive officers. The Compensation Committee’s primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, incentivize these executives to achieve Fisher’s business objectives and strengthen the link between management and stockholder interests. To achieve these objectives, the Compensation Committee expects to implement and maintain compensation plans that tie a substantial portion of an executive’s overall compensation to Fisher’s performance.
      In 2004, the Compensation Committee retained the compensation consulting firm of Pearl Meyer & Partners to evaluate the Company’s compensation practices and to develop an executive compensation program and philosophy designed to retain key management and maximize incentives for performance that increases stockholder value through earnings and cash flow growth or stock price appreciation. The principal elements of Fisher’s executive compensation program consist of base salaries and incentive variable compensation in the form of annual bonus and other long-term compensation awards, such as stock options, restricted stock and other long-term cash incentives. The policies of the Compensation Committee with respect to the base salary and incentive compensation awarded to Fisher’s senior executives, including Mr. Montrone, Fisher’s Chairman of the Board and Chief Executive Officer, are discussed below.
Base Salaries
      Base salaries for Fisher executive officers are determined by the Compensation Committee and are subject to periodic review. The Compensation Committee sets the salaries for Fisher’s executive officers based upon its subjective determination of the level of base salary that is appropriate for each such officer, taking into account, for each such officer, its subjective assessment of individual and company performance, level of responsibility, and competitive compensation levels, and such other generic factors, such as the rate of inflation and internal equity considerations, as it deems appropriate. Generally, the Compensation Committee believes that executive base salaries should be established at or slightly above the mid-point of the range of salaries for executives in similar positions and with similar responsibilities at comparable companies by size, industry or business complexity.
      Consistent with the determination criteria set forth above and with his employment agreement, Mr. Montrone’s annual base salary is currently set at $1,100,000, of which $100,000 will be deferred consistent with Section 162(m) of the Code.
Annual Incentive Compensation (Bonus)
      Pursuant to a component of the Fisher Scientific International Inc. Incentive Compensation Plan, which is referred to as the ICP, first approved by Fisher stockholders in 1994 and re-approved by stockholders in 2002, annual cash incentive awards are payable to the extent that annual Fisher and individual business performance objectives specified by the Compensation Committee are attained. Fisher and individual performance objectives may be based on a variety of factors, including Company wide or operating unit performance in areas including earnings per share, revenues, operating cash flow, working capital to sales ratio, and return on capital and, in certain instances, the level of individual contribution to the success of Fisher as well as compensation opportunities under other Fisher incentive plans. Currently the Compensation Committee believes that bonus objectives should be based on the Company’s operating earnings, earnings per share and cash flow targets. The Compensation Committee believes that the annual bonus potential should subject a significant portion of an executive’s overall annual compensation to achievement of annual plan objectives that are consistent with external expectations and which require superior executive performance for achievement.
      With respect to 2004, the performance criteria established under the ICP related to cash flow and earnings. Fisher achieved the performance level necessary to pay bonuses in excess of target goals set forth in the plan. Based on Fisher’s performance, the Compensation Committee awarded Mr. Montrone a bonus of $1,862,500 for 2004. Any bonus payable to Mr. Montrone in future years under the ICP or the Fisher Scientific International Inc.

2005 Equity and Incentive Plan (the “2005 Plan”) will be contingent upon the achievement of performance objectives established by the Compensation Committee consistently with the terms of the applicable plan.
Long-Term Incentive Compensation
      The Compensation Committee believes that long-term performance is achieved through an ownership culture that encourages superior long-term performance by Fisher’s executive officers and employees through the use of stock-based and other long-term incentives. In this regard, during 2004, pursuant to the Fisher Scientific International Inc. 2001 Equity and Incentive Plan (the “2001 Plan”) and the 2003 Plan, the board of directors awarded options to purchase 1,458,500 shares of common stock of Fisher having exercise price ranges of $44.38 to $59.60 to employees other than the named executives. No options were awarded to the named executives during 2004.
      The Compensation Committee believes that use of long-term incentives that reward executives for significant over-performance relative to long-term plan objectives best aligns management with long-term stockholder interests. In this regard, the Compensation Committee intends in 2005 and future years to make equity-based and other long-term awards that are designed to reward executives for over-performance relative to long-term plan objectives through the use of stock options and performance based restricted stock rather than awards that provide for payment merely on time-based criteria. To that end, at the 2005 Annual Meeting, the Company is seeking stockholder approval of a new equity plan that would provide the Company sufficient equity to make awards to executives over the next 3 years.
Compliance with Section 162(m)
      Section 162(m) of the Code limits Fisher’s income tax deduction for compensation paid in any taxable year to the named executives to $1 million per individual, subject to exceptions. The Compensation Committee believes that unless circumstances warrant an exception or existing employment agreements otherwise require, Fisher should pay compensation to its executive officers in excess of $1 million only if such excess amount is performance-based compensation exempt from the limit on deductibility under Section 162(m) of the Code. Fisher stockholders approved at the 2001 Annual Meeting the 2001 Plan, and approved at the 2003 Annual Meeting the 2003 Plan, in order that any stock option grants made to executive officers thereunder would be exempt from the limitation contained in Section 162(m) of the Code. Fisher stockholders re-approved at the 2002 Annual Meeting the ICP in order that incentive bonus compensation paid pursuant to the ICP would be exempt from the limitation contained in Section 162(m) of the Code. In addition, the Company is seeking stockholder approval at the 2005 Annual Meeting of the 2005 Plan.

The Compensation Committee
of the Board of Directors,

Michael D. Dingman, Chairman
Scott M. Sperling
W. Clayton Stephens

PERFORMANCE COMPARISON
      The following graph illustrates the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1999 in each of (a) Fisher common stock; (b) the CoreData Scientific/ Technical Instruments Industry Index, which is referred to as the Scientific/ Tech Instruments Index; (c) the S&P Composite Index; and (d) the CoreData Composite Market Value Index, which is referred to as the CoreData Composite Index.
COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG FISHER COMMON STOCK, SCIENTIFIC/ TECH INSTRUMENTS
INDEX, S&P COMPOSITE INDEX AND COREDATA COMPOSITE INDEX

	Fiscal Year Ending

Company/Index/Market	12/31/1999(1)	12/31/2000(1)	12/31/2001	12/31/2002	12/31/2003	12/31/2004

Fisher Common Stock	100.00	102.08	80.83	83.27	114.52	172.68
Scientific/ Tech Instruments Index	100.00	111.92	72.68	45.97	73.99	82.36
S&P Composite Index	100.00	90.89	80.09	62.39	80.29	89.02
CoreData Composite Index(2)	100.00	90.27	79.93	63.49	84.52	94.81

(1)	For the years noted, a substantial majority of the issued and outstanding Fisher common stock was held by an investor group and subject to substantial restrictions on transfer.

(2)	This comparison shows the CoreData Composite Index, which is an index that Fisher has used in prior years, because applicable regulations require both the new and the old index to be shown if the graph uses a different index from that used for the graph in the preceding year. After the consummation of the merger with Apogent, Fisher was chosen for inclusion in the S&P 500 Stock Index. As a result, Fisher is now required to use the S&P Composite Index as a comparative index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      Fisher currently leases space at its corporate headquarters to Latona Associates Inc., which is referred to as Latona, an investment and management advisory firm owned by affiliates of Mr. Montrone. Under the terms of the lease, Fisher leases to Latona an aggregate 15,000 square feet of space for $200,000 per year. In addition, Fisher provides to Latona and its employees building maintenance services, utilities and other services incidental and relative to the leased space for an additional $50,000 per year. Fisher contributed $7,000,000 to Winthrop, Inc., a charitable foundation having common directors with Fisher, that makes charitable contributions to various 501(c)(3) organizations on behalf of Fisher and its employees. In 2004, Richard-Allan Scientific Company, a subsidiary of the Company, employed the adult child (Melissa Doerr) of Christopher L. Doerr, a director of the Company who is not standing for re-election. The board of directors took into consideration that Melissa Doerr is a non-executive employee of Richard-Allan Scientific Company and, therefore, determined that such employment does not constitute a “material relationship” between Mr. Doerr and the Company as set forth in the NYSE listing standards.
EQUITY COMPENSATION PLAN INFORMATION AS OF 12/31/2004

	Number of		Number of securities
	securities to be		remaining for future issuance
	issued upon	Weighted-average	under equity compensation
	exercise of	exercise price of	plans (excluding securities
Plan Category	outstanding options	outstanding options	reflected in column (a))

	(a)(1)	(b)	(c)(2)(3)
Equity compensation plans approved by security holders	9,471,816	$31.59	1,526,054
Equity compensation plans not approved by security holders	—	—	—

Total (at 12-31-04):	9,471,816	$31.59	1,526,054

(1)	This number does not include 3,533,068 shares underlying options assumed by the Company at a weighted average exercise price of $37.58 as a result of its acquisition of Apogent in 2004. It does not include a restricted stock unit award of 34,623 shares, vesting over a two-year period.
(2)	The shares listed in column (c) may be issued in the form of Other-Stock Based Awards, which include restricted or unrestricted stock, restricted or unrestricted stock units or dividend equivalents, pursuant to the 2001 Plan and the 2003 Plan.
(3)	The table below sets forth supplemental updated information about the Company’s equity compensation plans, reflecting option exercises, option cancellations and option awards (approximately 1.4 million shares) between December 31, 2004 and March 22, 2005, thereby reducing the shares remaining available for grant under the Company’s equity compensation plans:

	Number of		Number of securities
	securities to be		remaining for future issuance
	issued upon	Weighted-average	under equity compensation
Shareholder	exercise of	exercise price of	plans (excluding securities	Weighted-average term
approved plans	outstanding options	outstanding options	reflected in column (a))	to exercise

	(a)(1)	(b)	(c)(2)	(d)
2001 Equity and Incentive Plan	6,176,575	$39.45	39,375	7.7
2003 Equity and Incentive Plan	2,419,849	$44.70	141,673	6.1
1998 Equity and Incentive Plan	1,888,908	$12.86	-0-	2.9
Assumed Apogent Plans	2,598,602	$38.24	-0-	5.2

TOTAL (3-22-05)	13,083,934	$36.34	181,048	6.2

(1)	Column (a) does not include a restricted stock unit award of 34,623 shares, vesting over a two-year period.
(2)	The shares in column (c) may be issued in the form of Other-Stock Based Awards, which include restricted or unrestricted stock, restricted or unrestricted stock units or dividend equivalents, pursuant to the 2001 Plan and the 2003 Plan.

APPROVAL AND ADOPTION OF THE
2005 FISHER SCIENTIFIC INTERNATIONAL INC. EQUITY AND INCENTIVE PLAN
      Fisher’s Compensation Committee believes that the use of long-term incentives that reward executives for significant over-performance relative to long-term plan objectives best aligns management with long-term stockholder interests. In this regard, it is the Compensation Committee intention in 2005 and future years to make equity-based and other long-term awards that are designed to pay executives only for significant over-performance relative to long-term plan objectives through the use of stock options and performance based restricted stock rather than awards that provide for payment merely on time-based criteria. To that end, on March 24, 2005, the board of directors of Fisher adopted the 2005 Plan, subject to the approval of the Company’s stockholders. The purpose of the 2005 Plan is to afford an incentive to directors, officers, employees and consultants of the Company and its affiliates to continue as directors, officers, employees and consultants, as the case may be, to increase their efforts on behalf of the Company and to promote the Company’s business, all in accordance with the Compensation Committee’s philosophy set forth above. The 2005 Plan is intended to replace the 2003 Plan, the 2001 Plan and the 1998 Plan (the “Prior Plans”). Accordingly, subject to stockholder approval of the 2005 Plan, no additional awards will be made from the Prior Plans. The Prior Plans will remain in effect with respect to awards made under the Prior Plans. If stockholders do not approve the 2005 Plan, the 2005 Plan will have no effect and awards may continue to be granted under the Prior Plans.
      The 2005 Plan is being submitted to the Company’s stockholders in order to ensure its compliance with Section 162(m) of the Code (“Section 162(m)”) and the NYSE Corporate Governance Standards concerning stockholder approval of equity compensation plans (the “Corporate Governance Standards”). The Corporate Governance Standards provide that stockholders must be given the opportunity to vote on all equity compensation plans and material revisions thereto. The 2005 Plan is an equity compensation plan (i.e., a plan that provides for the delivery of our common stock to our employees, officers, directors and consultants as compensation for their services) and we are asking in this proposal for your approval of the 2005 Plan in compliance with the Corporate Governance Standards.
      Section 162(m) denies a deduction by an employer for certain compensation in excess of $1,000,000 per year paid by a publicly held corporation to the following individuals who are employed at the end of the corporation’s taxable year (“Covered Employees”): the Chief Executive Officer and the four other most highly compensated executive officers for whom compensation disclosure is required under the proxy rules. Certain compensation, including compensation based on the attainment of performance goals, is excluded from this deduction limit if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the stockholders in a separate vote prior to the payment of any such compensation, and that the plan be administered by “outside directors.” Accordingly, if the 2005 Plan is approved by stockholders and other conditions of Section 162(m) relating to the exclusion for performance-based compensation are satisfied, compensation paid to Covered Employees pursuant to the 2005 Plan will not be subject to the deduction limit of Section 162(m). We are asking in this proposal for your approval of the 2005 Plan and the performance goals that are applicable under the 2005 Plan where an award is intended to qualify as performance-based compensation under Section 162(m).
Plan Description
      The following is a summary of the material terms of the 2005 Plan and is qualified in its entirety by the full text of the 2005 Plan, which is attached to this proxy statement as an exhibit.
     Purposes
      The purposes of the 2005 Plan are to:

•	afford an incentive to employees, officers, directors and consultants of the Company and its affiliates, to increase their efforts on behalf of the Company and promote the Company’s business;

•	retain employees and maintain competitiveness; and

•	permit our employees to acquire a proprietary interest in the long-term success of our Company.
     Administration of the 2005 Plan
      The 2005 Plan will be administered by the Compensation Committee or another appropriate committee established by the board of directors of the Company. The Compensation Committee will have the full power and authority, subject to the terms of the 2005 Plan and applicable law, to:

•	grant awards;

•	designate grantees;

•	determine the types of awards to be granted;

•	determine the number of shares to be covered by awards, and the terms, provisions, conditions, restrictions and performance goals (if any) relating to any award;

•	determine and adjust performance goals for awards intended to comply with the requirements of Section 162(m) of the Code;

•	determine whether, to what extent, and under what circumstances an award may be settled in cash, shares of common stock, other securities, and the methods by which awards may be settled, exercised, cancelled, forfeited, accelerated, exchanged or surrendered;

•	construe and interpret the 2005 Plan and any award to prescribe, amend and rescind rules and regulations relating to the 2005 Plan;

•	determine the terms and provisions of award agreements; and

•	make all other determinations deemed necessary or desirable for the administration of the 2005 Plan.
      The Committee may not take any action with respect to an award that would be treated, for accounting purposes, as a “repricing” unless such action is approved by the Company’s shareholders. Except as required by applicable law, the Compensation Committee may delegate certain of its duties under the 2005 Plan to an employee, employees or committee of employees.
     Eligibility
      Awards may be granted to officers, independent contractors, employees and non-employee directors of the Company and its affiliates.
     Shares Reserved for Issuance
      The maximum number of shares of Fisher common stock reserved for issuance under the 2005 Plan will be 7,250,000 shares, subject to adjustment for certain transactions; provided that each share issued pursuant to a full value award (i.e., an award other than an option, which is settled in stock) is counted against the foregoing share limit as 1.8 shares for every one share actually issued in connection with such an award. The aggregate awards granted during any fiscal year to any single individual who is likely to be a “covered employee” as defined under Code Section 162(m) shall not exceed (i) 1,000,000 shares subject to stock options or stock appreciation rights and (ii) 500,000 shares subject to restricted stock or other stock-based awards (other than stock appreciation rights). The shares may be authorized but unissued Fisher common stock that have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2005 Plan. Notwithstanding the foregoing, shares of stock that are exchanged by a grantee or withheld by the Company as full or partial payment in connection with any award under the 2005 Plan, as well as any shares of stock exchanged by a grantee or withheld by the Company or any subsidiary to satisfy the tax withholding obligations related to any award under the 2005 Plan, will not be available for subsequent awards under the 2005 Plan.

     Types of Awards
      The 2005 Plan provides for the grant of stock options (including options intended to be “incentive stock options” within the meaning of Section 422 of the Code), restricted stock and other stock-based and cash-based awards. No award may be granted under the 2005 Plan if it would fail to comply with Section 409A of the Code.
      Options. The Compensation Committee will have sole and complete authority to determine the grantees to whom options will be granted under the 2005 Plan, the number of shares to be subject to options and the terms and conditions of options (including whether the option is an incentive stock option), provided that the exercise price of each option may not be less than 100% of the fair market value (as defined in the 2005 Plan) of the common stock on the date of grant. The term of any option granted under the 2005 Plan may not exceed 10 years.
      Restricted Stock. The Compensation Committee will have sole and complete authority to determine the grantees to whom awards of restricted stock will be granted under the 2005 Plan, the number of shares to be subject to the awards, and the terms and conditions of the awards, including whether the vesting of such an award will be restricted by time or subject to the attainment of one or more performance goals (as described below). It is the Compensation Committee’s intention that grants of restricted stock generally will be awarded with performance-based vesting criteria, rather than simply time-based vesting criteria. A recipient of restricted stock has all the rights of a stockholder, including voting and dividend rights. Dividends paid on shares of restricted stock may be paid directly to the grantee or may be reinvested in additional shares, as determined by the Compensation Committee. Generally, except with respect to new hires, any restricted stock (or other full value award) which provides for time-based vesting will not vest before a time period of less than 36 months, with 33 1/3% of such an award vesting every 12 months from the date of the award, and any full value award relating to the attainment of specified performance goals will vest over a performance period of not less than one year (subject, in each case, to the termination of employment and change in control provisions of the 2005 Plan, described below).
      Other Cash Based Awards. Cash-based awards may be granted under the 2005 Plan. The Compensation Committee will have sole and complete authority to determine the grantees to whom the awards will be granted, the form of the award and all terms and conditions of the awards, including whether the vesting or payment of any portion of any such award will be subject to the attainment of one or more performance goals. With respect to an individual who is a “covered employee” as defined under Code Section 162(m), the maximum value of the aggregate payment that any grantee may receive with respect to other cash-based awards in respect of any annual performance period is $15 million and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve.
      Other Equity Based Awards. The Compensation Committee is authorized to grant other equity-based awards that are deemed by the Compensation Committee to be consistent with the purposes of the 2005 Plan. The Compensation Committee will have sole and complete authority to determine the terms and conditions of such awards, including the performance goals and performance periods.
     Performance Goals
      Under the 2005 Plan, the Compensation Committee has the authority to determine that vesting or payment of an award under the 2005 Plan will be subject to the attainment of one or more performance goals with respect to a performance period. Performance periods are determined by the Compensation Committee but are not shorter than twelve months. The performance goals may relate to all or any portion of the performance period. The performance goals may include any or a combination of, or a specified increase in, the following:

•	earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items);

•	pre-tax income or after-tax income;

•	earnings per common share (basic or diluted);

•	operating profit;

•	revenue, revenue growth or rate of revenue growth;

•	return on assets (gross or net), return on investment, return on capital, or return on equity;

•	returns on sales or revenues;

•	operating expenses;

•	stock price appreciation; cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

•	implementation or completion of critical projects or processes;

•	economic value created;

•	cumulative earnings per share growth;

•	operating margin or profit margin;

•	common stock price or total stockholder return;

•	cost targets, reductions and savings, productivity and efficiencies;

•	strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; and

•	personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions.
     Termination of Employment
      Unless otherwise provided by the Compensation Committee in the award agreement or otherwise, upon termination of a grantee’s employment with or service to the Company, its affiliates or related entities, the grantee will generally have until the earlier of 90 days following the date of such termination and the expiration of the term of the option to exercise all vested options, except that in the event of a termination as a result of grantee’s death or disability, all of the grantee’s options (regardless of the extent to which such options are then exercisable) will be exercisable as of the date of such termination and remain exercisable with the expiration of the term of the option. In the event a grantee’s employment or service terminates upon retirement on or after the grantee’s normal retirement date under any Company or affiliate qualified retirement plan, the portions of outstanding options granted to such grantee that are exercisable as of the date of such termination of employment or service will remain exercisable until the earlier of three (3) years following the date of such termination of employment or service and expiration of the term of the option. If a grantee’s employment or service to the Company, its affiliates or related entities terminates, other than as described above, and unless otherwise provided by the Compensation Committee, any unvested options, restricted stock or other cash-based or equity-based awards will be forfeited upon such termination.
     Effect of Change in Control
      In the event that a grantee’s employment is terminated without Cause (as such term is defined in the 2005 Plan) or by the grantee with Good Reason (as such term is defined in the 2005 Plan) within two years following a Change in Control (as such term is defined in the 2005 Plan), unless otherwise determined by the Compensation Committee:

•	any award carrying a right to exercise that was not previously exercisable and vested will become fully exercisable and vested and remain exercisable for one year following termination of employment; and

•	the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any other award granted under the 2005 Plan will lapse and the awards will be deemed fully vested, and any performance goals imposed with respect to awards will be deemed to be fully achieved at the higher of target level and the performance level achieved for the most recently concluded performance period.
      Notwithstanding the above, the Compensation Committee may provide in the applicable award agreement or otherwise, for different treatment of awards upon the occurrence of a Change in Control, including providing for accelerated vesting of awards or conversion of performance-based awards to a time-based vesting schedule.
     Transferability of Awards
      Unless otherwise provided by the Compensation Committee, awards granted under the 2005 Plan generally may not be transferred by a grantee other than by will or the laws of descent and distribution and may be exercised during the grantee’s lifetime only by the grantee or his guardian or legal representative. The Compensation Committee, in its discretion, may provide that options granted under the 2005 Plan may be transferred either for or without consideration to third parties, provided, however, that any contemplated program resulting in the transfer of options for consideration to third parties in excess of one percent (1%) of the Company’s common shares outstanding would be submitted for, and subject to, separate shareholder approval prior to any such transfer. Any option which is transferable for consideration will be counted as a full share award under the plan share limit.
     Amendment or Termination of the 2005 Plan
      Subject to certain limitations, the board of directors or the Compensation Committee may, at any time, suspend or terminate the 2005 Plan or revise or amend it in any respect whatsoever; provided, however, neither the board of directors, the Compensation Committee nor their respective delegates will have the authority to amend the 2005 Plan in such a way that would impair the rights of a grantee with respect to outstanding Awards without such grantee’s consent. In addition, stockholder approval is required for any amendment that materially increases the total number of shares of stock reserved for grant under the 2005 Plan, materially increases benefits provided under the 2005 Plan or materially alters the eligibility provisions of the 2005 Plan.
     Term of the 2005 Plan
      No grants may be made after the ten year anniversary of the effective date of the 2005 Plan.
New 2005 Plan Benefits
      The benefits to be derived under the 2005 Plan by grantees cannot be determined, as the ultimate value of Awards under the 2005 Plan depends on several factors, including the market value of the common stock, and future grants under the 2005 Plan will be made at the sole discretion of the Compensation Committee, based on a variety of considerations. However, it is anticipated that the Compensation Committee will make the following grants of performance-based restricted stock following stockholder approval of the 2005 Plan: (i) to Messrs. Montrone, Meister, Della Penta and Clark, awards of 70,300, 56,300, 42,200 and 35,200 shares of restricted stock, respectively; (ii) an aggregate of 524,900 shares of restricted stock to other officers and executives; and (iii) an aggregate of 0 shares of restricted stock to the Company’s non-executive directors. The above estimates are based upon the Company’s closing stock price of $61.35 as of March 7, 2005 and may vary significantly. In particular, if the Company’s stock price prior to the award date increases, the number of shares to be awarded will decrease, and, if the Company’s stock price prior to the award date decreases, the number of shares to be awarded will increase. All such shares of restricted stock shall vest on December 31, 2007 solely if the applicable performance goals are met.
Certain Federal Income Tax Consequences
      The following discussion of certain relevant federal income tax effects applicable to stock options and other stock-based awards granted under the 2005 Plan is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions.

     Options
      With respect to non-qualified stock options (“NSOs”), the grantee will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the grantee for the shares. Upon a subsequent disposition of the shares received under the option, the grantee generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.
      In general, no taxable income is realized by a grantee upon the grant of an incentive stock option (“ISO”). If shares of common stock are issued to a grantee (“option shares”) pursuant to the exercise of an ISO granted under the 2005 Plan and the grantee does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the grantee (a “disqualifying disposition”), then, generally (i) the grantee will not realize ordinary income upon exercise and (ii) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such grantee as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an ISO exceeds the purchase price generally will constitute an item which increases the grantee’s “alternative minimum taxable income.”
      If option shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the grantee generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares.
      Subject to certain exceptions, an option generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NSO as discussed above.
      In general, Fisher will receive an income tax deduction at the same time and in the same amount as the employee recognizes ordinary income.
     Transferred Options
      If incentive stock options or non-qualified stock options are transferred to a third party, it is anticipated that the grantee would have taxable income at the time of such transfer equal to the consideration received for the transferred options. If Fisher decides to provide for transferability of options under the 2005 Plan, it may seek a private letter ruling from the Internal Revenue Service regarding the tax treatment of such a transfer.
      If incentive stock options or non-qualified stock options are held until death, federal and, if applicable, state estate and inheritance taxes would be imposed on the fair market value of the options at the time of death. If, however, the holder makes a lifetime gift of non-qualified stock options to permitted family members, trusts for their benefit, or other entities, federal and, if applicable, state gift taxes would be imposed on the fair market value of the non-qualified stock options at the time of the completed gift (generally, the time at which all service conditions to exercisability have been satisfied).
     Stock Appreciation Rights
      The recipient of a grant of stock based stock appreciation rights (“SARs”) will not realize taxable income and Fisher will not be entitled to a deduction with respect to such grant on the date of such grant. Upon the exercise of an SAR, the recipient will realize ordinary income equal to the fair market value of any shares received at the time of exercise. In general, Fisher will be entitled to a corresponding deduction, equal to the amount of income realized.
     Restricted Stock
      A grantee who receives a grant of restricted stock will not recognize any taxable income at the time of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). A grantee’s rights in restricted stock awarded under the 2005 Plan are subject to a substantial risk of forfeiture if the rights to full enjoyment of the shares are conditioned, directly or indirectly, upon the future performance of substantial services by the grantee. However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the grantee does not make a Section 83(b) election within 30 days of receipt of the restricted shares, the fair market value of the shares on the date the restrictions lapse, less any amount paid by the grantee for such shares, will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. Fisher generally will be entitled to a compensation deduction for the amount of compensation income the grantee recognizes.
     Performance Shares and Performance Units
      A grantee receiving “performance shares” or “performance units” will not have taxable income at the time the performance shares, performance units or the dividend equivalents awarded thereon are credited to the employee’s account. The grantee will recognize ordinary income equal to (i) the amount of cash paid and/or (ii) the fair market value of the shares of common stock or other property on their respective payment dates when such cash, shares of common stock, and/or other property are delivered or paid to the grantee in accordance with the terms of the award. The grantee will also recognize ordinary income to the extent he or she receives current payments of dividend equivalents in respect of his or her performance shares or performance units.
     Other Types of Awards
      Other types of awards under the 2005 Plan generally would result in taxable ordinary income to the grantee, the amount and timing of which would depend upon the terms and conditions of the particular award. Fisher would generally be entitled to a corresponding tax deduction.
     Tax Consequences of Change in Control
      The accelerated vesting of awards under the 2005 Plan in connection with a Change in Control could cause award holders to be subject to the federal excise tax on “excess parachute payments” and cause a corresponding loss of deduction on the part of the Company. In addition, options that otherwise qualified as ISOs could be treated as NSOs as a result of such accelerated vesting.
      The affirmative vote of a majority of the votes cast is required to approve this proposal. Abstentions from voting on this proposal (including broker non-votes) will have no effect on the outcome of the vote.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL AND ADOPTION OF THE FISHER SCIENTIFIC INTERNATIONAL INC. 2005 EQUITY AND INCENTIVE PLAN.
RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
TO SERVE AS FISHER’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE CURRENT FISCAL YEAR
      Upon recommendation of the Audit Committee of the board of directors, the board of directors appointed Deloitte & Touche LLP as Fisher’s independent registered public accounting firm for the current fiscal year and hereby recommends that the stockholders ratify such appointment. Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting by the holders of shares of common stock present or represented by proxy and entitled to vote thereon is required to approve this proposal. Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy, if signed and returned, will be voted “FOR” ratification of the appointment of Deloitte & Touche LLP.
      The Fisher board of directors may terminate the appointment of Deloitte & Touche LLP as Fisher’s independent registered public accounting firm without the approval of the Fisher stockholders at such time as the Fisher board of directors determines such termination to be necessary or appropriate.

      The aggregate fees billed to Fisher for the fiscal years ended December 31, 2004 and 2003 by Fisher’s principal independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates, which includes Deloitte Consulting, are as follows:

	2004	2003

Audit Fees (a)	$13,891,000	$4,154,144
Audit-Related Fees (b)	2,609,000	159,647

Total Audit Fees and Audit-Related Fees	16,500,000	4,313,791
Tax Fees (c)	1,617,000	1,699,251
All Other Fees (d)	-0-	5,470

Total Fees	$18,117,000	$6,018,512

(a)	Includes fees for the integrated audit conducted in accordance with standards of the Public Company Accounting Oversight Board (United States), statutory audits, comfort letters, consents and assistance with and review of documents filed with the SEC. Includes amounts billed as of the date of this proxy statement and estimates of amounts to be billed with respect to the audit for the fiscal year ended December 31, 2004.

(b)	Includes fees for employee benefit plan audits, accounting consultations, due diligence services and other attestation services.

(c)	Includes fees for tax consulting and compliance services.

(d)	Fees associated with a request for files.
      In accordance with the Audit Committee Charter, the Audit Committee has the responsibility and authority to approve in advance all audit and non-audit services to be provided to Fisher. The Audit Committee has established procedures for this pre-approval process and for the approval of any compensation payable by Fisher for any approved audit or non-audit services. The Audit Committee provided its prior approval to all non-audit related services reflected in the above table. The Audit Committee has considered whether the provision of financial information systems design and implementation services and other services is compatible with maintaining the independent registered public accounting firm’s independence.
      Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.
      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO SERVE AS FISHER’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
SUBMISSION OF PROPOSALS FOR 2006 ANNUAL MEETING
      Stockholders may submit proposals on matters appropriate for stockholder action at Fisher’s annual meetings, consistent with regulations adopted by the SEC and the bylaws of the Company. Proposals to be considered for inclusion in the proxy statement for the 2006 Annual Meeting must be received by Fisher at its principal executive offices not later than December 7, 2005. Proposals to be timely submitted for stockholder action at Fisher’s 2006 Annual Meeting must be received by Fisher at its principal executive offices not less than 30 days nor more than 60 days prior to the 2006 Annual Meeting (or, if less than 40 days’ notice or prior public disclosure of the date of the 2006 Annual Meeting is given or made, not later than the tenth day following the date on which such notice was mailed or public disclosure was made). Proposals should be directed to the attention of the Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.

ANNUAL REPORT
      The Annual Report for the year ended December 31, 2004 and this proxy statement are being mailed together to all of the stockholders of Fisher of record on March 22, 2005, the record date for voting at the Annual Meeting.

By Order of the Board of Directors,

/s/ Paul M. Meister
Paul M. Meister
Vice Chairman of the Board
April 6, 2005
      Fisher’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC, is available without charge by written request from the Office of the Secretary, Fisher Scientific International Inc., Liberty Lane, Hampton, New Hampshire 03842.
      Additional information about Fisher can be found at Fisher’s Web site: www.fisherscientific.com.

EXHIBIT A
Fisher Scientific International Inc.
2005 Equity and Incentive Plan

Exhibit A
FISHER SCIENTIFIC INTERNATIONAL INC.
2005 EQUITY AND INCENTIVE PLAN
      1. Purpose; Types of Awards; Construction. The purposes of the 2005 Equity and Incentive Plan of Fisher Scientific International Inc. are to attract, motivate and retain (a) employees of the Company and any Subsidiary and Affiliate, (b) independent contractors who provide significant services to the Company, any Subsidiary or Affiliate and (c) non-employee directors of the Company, any Subsidiary or any Affiliate. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s shareholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Pursuant to the Long-Term Incentive Program described herein, there may be granted stock options (including “incentive stock options” and “non-qualified stock options”), and other stock based awards, including but not limited to restricted stock, restricted stock units, dividend equivalents, performance units, stock appreciation rights (payable in shares) and other long-term stock-based or cash-based Awards; excluding, however, reload or other automatic Awards made upon exercise of Options, which Awards shall not be granted under the Plan. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section 409A of the Code and any regulations or guidance promulgated thereunder.
      2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b) “Award” means individually or collectively, a grant under the Plan of Options, Restricted Stock or Other Stock-Based Awards or Other Cash-Based Awards.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award.

(d) “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e) “Board” means the Board of Directors of the Company.

(f) “Cause” shall have the meaning set forth in the Grantee’s employment or other agreement with the Company, any Subsidiary or any Affiliate, provided that if the Grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean (i) the willful and continued failure of the Grantee to perform substantially the Grantee’s duties with the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Grantee by the employing Company, Subsidiary or Affiliate that specifically identifies the alleged manner in which the Grantee has not substantially performed the Grantee’s duties, or (ii) the willful engaging by the Grantee in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company or any Subsidiary or Affiliate. For purposes of this provision, no act or failure to act, on the part of the Grantee, shall be considered “willful” unless it is done, or omitted to be done, by the Grantee in bad faith or without reasonable belief that the Grantee’s action or omission was in the best interests of the Company, Subsidiary or Affiliate.

(g) “Change in Control” shall have the meaning set forth in Section 7(b) hereof.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i) “Committee” means the committee established by the Board to administer the Plan. The Committee shall consist of not less than two directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board. The Committee shall be comprised solely of directors who are (a) “non-employee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and “independent directors” pursuant to New York Stock Exchange requirements.

(j) “Company” means Fisher Scientific International Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k) “Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(l) “Disability” means that a Grantee (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company or an Affiliate of the Company.

(m) “Effective Date” means the date that the Plan was adopted by the Board.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(o) “Excise Tax” shall have the meaning set forth in Section 7(c) hereof.

(p) “Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean, (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the last preceding date on which there was a sale of such Stock on such exchange, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

(q) “Full Value Award” means any Award, other than an Option, which Award is settled in Stock.

(r) “Good Reason” shall have the meaning set forth in the Grantee’s employment or other agreement with the Company, any Subsidiary or any Affiliate, provided that if the Grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Good Reason, then Good Reason shall mean, the occurrence, on or after the date of a Change in Control and without the affected Grantee’s written consent, of (i) the assignment to the Grantee of duties in the aggregate that are inconsistent with the Grantee’s level of responsibility immediately prior to the date of the Change in Control or any diminution in the nature or status of the Grantee’s responsibilities from those in effect immediately prior to the date of the Change in Control (including, without limitation, in the case of a Grantee who was, immediately prior to the Change in Control, an executive officer of the Company, such employee ceasing to be an executive officer of a public company); (ii) a reduction by the Employer in the Grantee’s annual base salary, annual incentive compensation opportunity, or long term incentive compensation opportunity (including an adverse change in performance criteria or a decrease in the target amount of annual or long term incentive compensation) from that in effect immediately prior to the Change in Control; or (iii) the relocation of the Grantee’s principal place of employment to a location more than fifty (50) miles from the Grantee’s principal place of employment immediately prior to the date of the Change in Control, provided, however, such relocation also requires a material change in the Grantee’s commute.

(s) “Grantee” means a person who, as an employee of or independent contractor or non-employee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

(t) “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(u) “NQSO” means any Option that is designated as a nonqualified stock option.

(v) “Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(w) “Other Cash-Based Award” means an Award granted to a Grantee under Section 6(b)(iii) hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(x) “Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iii) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock including but not limited to performance units, stock appreciation rights (payable in shares), restricted stock units or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

(y) “Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles and shall be subject to certification by the Committee; provided that the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(z) “Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any Subsidiary corporation, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary corporation, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(aa) “Plan” means this Fisher Scientific International Inc. 2005 Equity and Incentive Plan, as amended from time to time.

(bb) “Plan Year” means a calendar year.

(cc) “Restricted Stock” means a share of Stock that is subject to restrictions set forth in the Plan or any Award Agreement.

(dd) “Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(ee) “Stock” means shares of common stock, par value $0.01 per share, of the Company.

(ff) “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(gg) “Total Payments” shall have the meaning set forth in Section 7(d) hereof.
      3. Administration.

(a) At the discretion of the Board, the Plan shall be administered either (i) by the Board or (ii) by the Committee. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. The Board or the Committee may appoint and delegate to another committee (“Management Committee”) any or all of the authority of the Board or the Committee, as applicable, with respect to Awards to Grantees other than Grantees who are subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised. With respect to Awards that are intended to meet the performance-based compensation exception of Section 162(m) of the Code and that are made to a Grantee who is expected to be a Covered Employee, such delegation shall not include any authority, which if exercised by the Management Committee rather than by the Committee, would cause the Grantee’s Award to fail to meet such exception.

(b) Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered; to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. Notwithstanding the foregoing, the Committee shall not take any action with respect to an Award that would be treated, for accounting purposes, as a “repricing” of such Award unless such action is approved by the Company’s shareholders. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member (or member of the Management Committee) shall be liable for any action or determination made with respect to the Plan or any Award.

      4. Eligibility.

(a) Awards may be granted to officers, independent contractors, employees and non-employee directors of the Company or of any of its Subsidiaries and Affiliates; provided, that ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries.

(b) No ISO shall be granted to any employee of the Company, its parent or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.
      5. Stock Subject to The Plan.

(a) The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) shall be 7,250,000 and shall be subject to adjustment as provided herein; provided that each share issued under the Plan pursuant to a Full Value Award shall be counted against the foregoing Share Limit as 1.8 shares for every one share actually issued in connection with such Award. (For example, if 100 shares of Restricted Stock are granted under this Plan, 180 shares shall be charged against the Share Limit in connection with that Award.) The aggregate Awards granted during any fiscal year to any single individual who is likely to be a “covered employee” as defined under Code Section 162(m) shall not exceed (i) 1,000,000 shares subject to Options or stock appreciation rights and (ii) 500,000 shares subject to Restricted Stock or Other Stock-Based Awards (other than stock appreciation rights). Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Grantee or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock exchanged by a Grantee or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan.

(b) Except as provided in an Award Agreement or as otherwise provided in the Plan, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the

Performance Goals and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

      6. Specific Terms of Awards.

(a) General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis.

(b) Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards at the date of grant or thereafter.

(i) Options. The Committee is authorized to grant Options to Grantees on the following terms and conditions:

(A) Type of Award. The Award Agreement evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, but in no event shall the exercise price of an Option per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option. The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made through the sale of Stock acquired on exercise of the Option, valued at Fair Market Value on the date of exercise, sufficient to pay for such Stock (together with, if requested by the Company, the amount of federal, state or local withholding taxes payable by Grantee by reason of such exercise). Any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock that otherwise would be distributed to such employee upon exercise of the Option, or a combination of cash and shares of such Stock.

(C) Term and Exercisability of Options. Options shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent. No partial exercise may be made for less than one hundred (100) full shares of Stock.

(D) Termination of Employment. Unless otherwise provided in the applicable Award Agreement or employment agreement, or unless otherwise determined by the Committee:

(I) Except as set forth herein or in subsections II, III, IV or V below, an Option may not be exercised unless the Grantee is then in the employ of, maintains an independent contractor relationship with, or is a director of, the Company or a Subsidiary or an Affiliate (or a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), and unless the Grantee has remained continuously so employed, or continuously maintained such relationship, since the date of grant of the Option.

(II) If the Grantee’s employment or service terminates because of Grantee’s death or Disability, all of such Grantee’s Options (regardless of the extent to which such Options are then exercisable) shall be exercisable as of such date of termination and remain outstanding until the expiration of the term of the Option.

(III) If the Grantee’s employment or service terminates upon the Grantee’s retirement on or after the Grantee’s normal retirement date under any Company or Affiliate qualified retirement plan, the portions of outstanding Options granted to such Grantee that are exercisable as of the date of such termination of employment or service shall remain exercisable until the earlier of (i) three (3) years following the date of such termination of employment or service and (ii) expiration of the term of the Option and shall thereafter terminate. All additional portions of outstanding Options granted to such Grantee which are not exercisable as of the date of such termination of employment or service, shall terminate upon the date of such termination of employment or service.

(IV) If the Grantee’s employment or service is terminated for Cause, all vested and unvested outstanding Options granted to such Grantee shall terminate on the date of the Grantee’s termination of employment or service.

(V) If the Grantee’s employment or service with the Company and its Affiliates and Subsidiaries terminates (including by reason of the Affiliate or Subsidiary which employs the Grantee ceasing to be an Affiliate or Subsidiary of the Company) other than as described in subsections (II), (III) and (IV) above, the portions of outstanding Options granted to such Grantee that are exercisable as of the date of such termination of employment or service shall remain exercisable until the earlier of (i) 90 days following the date of such termination of employment or service and (ii) expiration of the term of the Option and shall thereafter terminate. All additional portions of outstanding Options granted to such Grantee which are not exercisable as of the date of such termination of employment or service, shall terminate upon the date of such termination of employment or service.

(E) Non-Employee Directors’ Grants. Unless otherwise provided by the Committee, immediately following each annual meeting of Company shareholders during the term of the Plan, each non-employee director serving as such shall be granted a NQSO to purchase 10,000 shares of Stock at a price per share equal to 100% of the Fair Market Value on the date of grant. Each such Option shall vest and become exercisable ratably in annual installments commencing on the first anniversary of the date of grant with 100% vesting and exercisability on the third anniversary of such date (subject to continued service as a director through each such vesting date). Other terms and conditions of the grants shall be established by the Committee pursuant to Section 3 of the Plan and set forth in such non-employee director’s Award Agreement.

(F) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of, or provisions for recovery of, the shares acquired upon exercise of such Options (or proceeds of sale thereof), as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii) Restricted Stock.

(A) The Committee may grant Awards of Restricted Stock, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Agreement (provided that any such Award is subject to the vesting requirements described herein). The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion. Notwithstanding the foregoing, if the vesting condition for any Full Value Award (including Award of Restricted Stock), excluding any Full Value Award made to a Grantee upon commencement of his employment, relates exclusively to the passage of time and continued employment, such time period shall not be less than 36 months, with thirty-three and one-third percent (33 1/3%) of the Award vesting every 12 months from the date of the Award, subject to Sections 6(b)(ii)(E) and 7. If the vesting condition for any Full Value Award (including Award of Restricted Stock), excluding any Full Value Award made to a Grantee upon commencement of his employment, relates to the attainment of specified Performance Goals, such Full Value Award shall vest over a performance period of not less than one (1) year, subject to Sections 6(b)(ii)(E) and 7.

(B) The Committee shall determine the price, which, to the extent required by law, shall not be less than par value of the Stock, to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or stock units subject to the Award. Each Award Agreement with respect to such stock award shall set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what in circumstances such payment is required to be made.

(C) The Committee may, upon such terms and conditions as the Committee determines, provide that a certificate or certificates representing the shares underlying a Restricted Stock Award shall be registered in the Grantee’s name and bear an appropriate legend specifying that such shares are not transferable and are subject to the provisions of the Plan and the restrictions, terms and conditions set forth in the applicable Award Agreement, or that such certificate or certificates shall be held in escrow by the Company on behalf of the Grantee until such shares become vested or are forfeited. Except as provided in the applicable Award Agreement, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D) If and to the extent that the applicable Award Agreement may so provide, a Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Agreement, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award shall be subject to the same restrictions as the shares of Stock underlying such Restricted Stock Award.

(E) Upon termination of employment with or service to the Company or any Affiliate or Subsidiary of the Company (including by reason of such Subsidiary or Affiliate ceasing to be a Subsidiary or Affiliate of the Company), during the applicable restriction period, Restricted Stock shall be forfeited; provided, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Other Stock-Based or Cash-Based Awards.

(A) The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under Section 6(iii) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

(B) With respect to a Covered Employee, the maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(iii) in respect of any annual performance period is $15 million and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve. No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(C) Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. Notwithstanding the foregoing, any Awards may be adjusted in accordance with Section 5(b) hereof.

      7. Change in Control Provisions.

(a) Unless otherwise determined by the Committee or evidenced in an applicable Award Agreement or employment or other agreement, in the event that a Grantee’s employment or service is terminated by the Company without Cause or by the Grantee for Good Reason, in each case within twenty-four (24) months following a Change in Control:

(i) any Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable and all outstanding Awards shall remain exercisable for one (1) year following such date of termination of employment or service but in no event beyond the original term of the Award and shall thereafter terminate; and

(ii) the restrictions, deferral limitations, payment conditions, and forfeiture conditions applicable to any Award other than an Award described in (i) granted under the Plan shall lapse and such Awards shall be deemed fully vested, and any performance conditions imposed with respect to Awards shall be deemed to be achieved at the higher of (x) the target level for the applicable performance period or (y) the level of achievement of such performance conditions for the most recently concluded performance period.
      Notwithstanding the foregoing, the Committee shall have the discretion to:

(i) accelerate the vesting or payment of any Award effective immediately upon the occurrence of a Change in Control; or

(ii) convert the vesting of performance-based Awards to a time-based vesting schedule as deemed appropriate by the Committee;

in each case only to the extent that such action would not cause any Award to result in deferred compensation that is subject to the additional twenty percent (20%) tax under Section 409A of the Code.

(b) A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than twenty five percent (25%) of the combined voting power of the Company’s then outstanding voting securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended by such directors; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (A) a merger or consolidation which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than twenty five percent (25%) of the combined voting power of the Company’s then outstanding securities; or

(iv) the stockholders of the Company approve a plan of liquidation or dissolution of the Company or there is consummated an agreement for the sale or other disposition, directly, or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale and other than a sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(c) The Committee may, in its sole discretion, provide in an Award Agreement or otherwise for specific treatment of any outstanding Award in the event that any payment or benefit under this Plan would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”) or any interest or penalties with respect to such excise tax. Such treatment may include the payment by the Company of a gross-up payment in an amount equal to such excise tax, interest and penalties or the imposition of a cutback in payments or benefits.

(d) Unless otherwise provided by the Committee or set forth in a Grantee’s Award Agreement, notwithstanding the provisions of this Plan, in the event that any payment or benefit received or to be received by the Grantee in connection with a Change in Control or the termination of the Grantee’s employment or service (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any Subsidiary, any Affiliate, any Person whose actions result in a Change in

Control or any Person affiliated with the Company or such Person) (all such payments and benefits, “Total Payments”) would be subject (in whole or part), to the Excise Tax, then, after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement, the payment or benefit to be received by the Grantee upon a Change in Control shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments).

      8. General Provisions.

(a) Nontransferability, Deferrals and Settlements. Unless otherwise determined by the Committee or provided in an Award Agreement, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. If, and to the extent, so determined by the Committee, the Options granted under the Plan may be transferred either for or without consideration; provided, however, that any contemplated program resulting in the transfer of options for consideration to third parties in excess of one percent (1%) of Stock outstanding shall be subject to shareholder approval prior to any such transfer. Any Option which is transferable for consideration shall be counted as a Full Value Award under the Plan’s Share Limit. Any Award shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award. The Committee may require or permit Grantees to elect to defer the issuance of shares of Stock, or the settlement of Awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with Section 409A of the Code and any regulations or guidance promulgated thereunder. It may also provide that deferred settlements include the payment or crediting of interest on the deferral amounts.

(b) No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(c) Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

(d) Stockholder Approval; Amendment and Termination. The Plan shall take effect on the Effective Date but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Agreement entered into in connection herewith. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any

Award theretofore granted without such Grantee’s consent, or that without the approval of the stockholders (as described below) would, except as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan. In addition, stockholder approval shall be required with respect to any amendment that materially increases benefits provided under the Plan or materially alters the eligibility provisions of the Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.

(e) No Rights to Awards; No Stockholder Rights. No Grantee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of a stock certificate to him for such shares.

(f) Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(g) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h) Regulations and Other Approvals.

(i) The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii) Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii) In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(i) Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

FISHER SCIENTIFIC INTERNATIONAL INC.

Annual Meeting, May 6, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Messrs. Paul M. Meister, Mark D. Roellig and Kevin P. Clark, each with power of substitution, are hereby authorized to vote all shares of common stock of Fisher Scientific International Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Fisher Scientific International Inc. to be held on Friday, May 6, 2005, and at any adjournments, as specified on the reverse side.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS.

(Please mark this Proxy and sign and date it on the
reverse side hereon and return it in the enclosed envelope.)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Please Mark Here for Address Change or Comments
SEE REVERSE SIDE

Please mark your votes as indicated in this example

1. Election of Directors.
	FOR all nominees listed (except as marked to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed

Nominees:	01 Rosanne F. Coppola, 02 Bruce L. Koepfgen, 03 Paul M. Meister and 04 W. Clayton Stephens with terms expiring in 2008; and 05 Richard W. Vieser with a term expiring in 2007

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

		FOR	AGAINST	ABSTAIN
2.	Approval and adoption of the Fisher Scientific 2005 Equity and Incentive Plan.
		FOR	AGAINST	ABSTAIN
3.	Ratify the appointment of Deloitte & Touche LLP, the independent registered public accounting firm of the Company for the current fiscal year.

4.	In their discretion, on such other business as may properly come before the meeting.

A MAJORITY (OR IF ONLY ONE, THEN THAT ONE) OF THE ABOVE PERSONS OR THEIR SUBSTITUTES WHO SHALL BE PRESENT AND ACTING AT THE MEETING SHALL HAVE THE POWERS CONFERRED HEREBY.

Dated:	, 2005

Signature Signature Title
Signature of Stockholder(s)-please sign name exactly as imprinted (do not print). Please indicate any change of address.

NOTE: Executors, administrators, trustees and others signing in a representative capacity should indicate the capacity in which they sign. If shares are held jointly, EACH holder should sign.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.

Ù FOLD AND DETACH HERE Ù

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet

       http://www.proxyvoting.com/fsi
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

Mail

Mark, sign and date
your proxy card and
return it in the
enclosed postage-paid
envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.